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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in both Prospectuses constituting a part of this Registration Statement of our report dated March 1, 1996 (May 6, 1996 as to Note J(4) and May 17, 1996 as to Note A) relating to the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries, which is contained in those Prospectuses. We also consent to the reference to our firm under the caption "Experts" in the Prospectuses.



Richard A. Eisner & Company, LLP

New York, New York
November 25, 1996